EXHIBIT 3(i).1


                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                       GREEN PLAINS RENEWABLE ENERGY, INC.

         Pursuant to the provisions of Sections 490.1001 through 490.1009 of the Iowa Business Corporation Act (the "Act"), the undersigned corporation adopts the following amended and restated Articles of Incorporation as of this date and hereby certifies as follows:

         1.       The name of the corporation is Green Plains Renewable Energy,
                  Inc.

         2. These Articles of Restatement supersede the original Articles of Incorporation and all amendments thereto.

         3. This amendment and restatement of the Articles of Incorporation was adopted by the shareholders of the corporation by written consent of shareholders, effective July 30, 2004.

         4. These Articles of Restatement were duly approved by the shareholders in the manner required by the Iowa Business Corporation Act and by the Articles of Incorporation.


                                 ARTICLE I NAME

The name of this corporation shall be: GREEN PLAINS RENEWABLE ENERGY, INC.

                                ARTICLE II SHARES

The number of shares of stock authorized is: 25,000,000 COMMON STOCK PAR VALUE $.001

                              ARTICLE III DIRECTORS

The number of directors constituting the entire board of directors shall be not less than one nor more than nine as fixed from time to time by vote of a majority of the entire board or directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be one until otherwise fixed by a majority of the entire board or directors. Directors shall serve staggered terms and shall be divided into three groups (Groups I, II, and III), as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one Group expiring each year. The initial term of Group I shall expire at the first annual stockholders' meeting of the corporation in 2005. At that time, a director, or directors, shall be elected to serve in Group I, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group II shall expire at the second annual stockholders' meeting of the corporation in 2006. At that time, a director, or directors, shall be elected to serve in Group II, and to hold office for a three-year term expiring at the third succeeding annual meeting. The initial term of Group III shall expire at the third annual

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stockholders' meeting of the corporation in 2007. At that time, a new director, or directors, shall be elected to serve in Group III, for a three-year term expiring at the third succeeding annual meeting. At each annual stockholders' meeting held thereafter, directors shall be chosen for a term of three years to serve in the Group that has expired at that meeting to succeed those whose terms expire. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the Group for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the Group of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provisions in the Articles of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, in the Articles of Incorporation or in the Bylaws), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

                               ARTICLE IV PURPOSE

The purpose, or purposes, for which the Corporation is organized:

To build an Ethanol Plant and to engage in any activity or business permitted under the laws of the State of Iowa.

         IN WITNESS WHEREOF, the undersigned signs and executes these Amended and Restated Articles of Incorporation and certifies to the truth of the facts herein stated, this 30th day of July, 2004.



/s/ Dan Christensen                                    Date: 07/30/2004
---------------------------------
Dan Christensen
Principal Financial Officer and Director

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